Exhibit 99.1

GCT Semiconductor and Kyocera sign development and partnership agreement for collaboration on a 5G reference platform for CPE devices

New 5G reference platform aims to accelerate GCT’s development of 5G mmWave CPE devices for its 5G customers

SAN JOSE, CA – July 10, 2024 – GCT Semiconductor Holding Inc. (“GCT” or the “Company”) (NYSE: GCTS), a leading designer and supplier of advanced 5G and 4G semiconductor solutions, and Kyocera, a global leader in electronic components, information and communication technology (ICT) infrastructure and mobile devices, announce a collaboration to develop a 5G reference platform for customer premise equipment (CPE) and fixed wireless access (FWA) devices. The 5G reference platform incorporates GCT’s 5G chipset and Kyocera’s 5G mmWave antenna module. The new platform will play a key role in the development of Kyocera’s own products as well as GCT’s rapid development of 5G mmWave CPE devices for GCT’s 5G customers.

“This collaboration will bring together first-class mmWave antenna technology with superior 4G and 5G expertise, combining advanced technologies to provide a total solution for Kyocera’s product platform and GCT’s 5G customers,” says John Schlaefer, CEO of GCT Semiconductor. “We believe the new 5G reference platform will further strengthen GCT’s position as a leader in the rapidly growing 5G mmWave CPE market.”

“We are dedicated to partnering with best-in-class technology experts such as GCT to develop the most reliable products on the market,” says Masaaki Hori, Deputy General Manager of Corporate KWIC Division, Kyocera. “We look forward to working together with GCT and leveraging our joint capabilities and strength to provide a superior 5G mmWave platform for CPE and Home Modem use.”

Kyocera will provide financial support for this platform development, reflecting GCT’s strong position as a supplier of 4G and 5G solutions. The reference platform will include 4G (Category 15) and 5G (Release 16) functionalities; sub-6GHz and mmWave RF; as well as various interfaces for connectivity for PCIE, USB, Ethernet and SLIC. The reference platform is expected to be available in the first quarter of 2025.

About GCT Semiconductor Holding, Inc.

GCT is a leading fabless designer and supplier of advanced 5G and 4G LTE semiconductor solutions. GCT’s market-proven solutions have enabled fast and reliable 4G LTE connectivity to numerous commercial devices such as CPEs, mobile hotspots, routers, M2M applications and smartphones, etc., for the world’s top wireless carriers. GCT’s system-on-chip solutions integrate radio frequency, baseband modem and digital signal processing functions, therefore offering complete 4G and 5G platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness. For more information, visit www.gctsemi.com.

GCT Semiconductor Contacts:

•	Investor relations website: investors.gctsemi.com
•	Investor relations contact: Gateway Group, Matt Glover & Ralf Esper, GCT@gateway-grp.com
•	Media contact: Sophie Heerinckx, sheerinckx@gctsemi.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, statements regarding GCT’s collaboration with Kyocera, the expected timeline for reference platform, and financial benefit to GCT from the Kyocera agreement. Words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the ability of the Company to develop its 5G products and generate revenue; the ability of the Company to grow and manage growth profitability and retain its key employees; the Company's financial and business performance, including the Company's financial projections and business metrics; changes in the Company's strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans; the Company's inability to anticipate the future market demands and future needs of its customers; the impact of component shortages, suppliers' lack of production capacity, natural disasters or pandemics on the Company's sourcing operations and supply chain; the Company's future capital requirements and sources and uses of cash; the ability of the Company to raise sufficient capital to fund its operations; the ability to implement business plans, forecasts, and other expectations, including the growth of the 5G market; the risk of economic downturns that affects the Company's business operation and financial performance; the risk that the Company may not be able to develop and design its products acceptable to its customers; actual or potential conflicts of interest of the Company's management with its public stockholders; and other risks and uncertainties indicated from time to time in the registration statement on Form S-1, and Form 10-Q filed with the SEC, including those under the "Risk Factors" section therein and other filings with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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